Exhibit 4.9

Binding Term Sheet – Refinancing of Loan Arrangements

Lender	AWN Holdings Limited (“AWN”)
Borrower	Aevitas O Holdings Pty Ltd (“AOH”)
Interest – payment terms (Tranche 1)

No monthly interest payments will become due and owing during the period from 1 October 2021 to 31 March 2025. Interest will, however, continue to accrue from day to day during this period in accordance with commercial terms previously agreed.

Monthly interest instalments deferred in connection with the above paragraph, representing interest which would otherwise have become due and owing during Interest Periods from October 2021 through to March 2025 inclusive, will become due and payable on 1 April 2025.

Interest – payment terms (Tranches 2 to 6)	No change.
Maturity (Tranche 1)	No change.
Maturity (Tranches 2 to 4)	Amend definition of Expiry Date from ‘earlier of 1 April 2025 or the Completion by VivoPower International PLC of a debt or equity raise of at least US$25 million’ to ‘1 April 2025’.
Maturity (Tranches 5 and 6)	Amend definition of Expiry Date from ‘30 June 2023’ to ‘31 August 2023’.
Mandatory Prepayment (Tranches 1 to 4)

Upon completion by VivoPower International PLC of a qualifying liquidity event of at least US$5.0 million, the Borrower will make mandatory principal and interest repayments to the Lender in accordance with the following schedule:

	Proceeds ● US$5.0m to US$7.5m ● US$7.5m to US$12.5m ● US$12.5m and above	Payments to AWN ● 25% of total debt or equity raised ● US$1,875,000 plus 45% of incremental debt or equity raised ● US$4,125,000 plus 50% of incremental debt or equity raised

For the purposes of the Mandatory Prepayment requirement, a ‘qualifying liquidity event’ includes:

a)         Equity or debt raise;

b)         Trade sale of underlying subsidiary or business unit (including, for example, Aevitas and Caret); and

c)         Loan repayment from Tembo to VivoPower.

For the avoidance of doubt, neither direct investments into VivoPower’s subsidiary, Tembo, nor debt raised in respect of working capital finance facilities, shall be deemed a qualifying liquidity event.

Issue of warrants

As consideration for the concessions agreed in this term sheet, VivoPower International PLC shall issue the Lender with 500,000 warrants, with a duration of 12 months, at an exercise price being the lesser of the closing share price on the date of execution of this term sheet or US$0.90 each.

Loan Documentation	The parties agree to finalise documentation for consolidation of the various loan agreements and to update the underlying security arrangements by 31 July 2023.

_________________________                                             _________________________

Signed for and on behalf of                                                   Signed for and on behalf of

AWN Holdings Ltd                                                                AWN Holdings Ltd

xxx                                                                                         xxx

Director                                                                                  Director

30 June 2023                                                                          30 June 2023

_________________________                                             _________________________

Signed for and on behalf of                                                   Signed for and on behalf of

Aevitas O Holdings Pty Limited                                            Aevitas O Holdings Pty Limited

xxx                                                                                          xxx

Director                                                                                  Director

30 June 2023                                                                          30 June 2023

_________________________                                             _________________________

Signed for and on behalf of                                                   Signed for and on behalf of

VivoPower International                                                        VivoPower International

PLC                                                                                        PLC

xxx                                                                                         xxx

Director                                                                                  Director

30 June 2023                                                                          30 June 2023